UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2011

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1633

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 3.02.  Unregistered Sales of Equity Securities

On October 1, 2011, the Company entered into a non-exclusive 12 month agreement with Peter Grandich to assist the Company with the development and implementation of a public and investor relations and communications program, and provide ongoing assistance to the Company regarding the development and enhancement of the Company's public and market image.

Mr. Grandich will receive compensation of US$7,500 for the first three months of his engagement and subsequently, US$2,500 on the first day of each successive month for the term of the agreement unless previously terminated as per the agreement.

On April 14, 2011, the Company had adopted the 2011 Stock Option Plan. Based on this original Stock Option Plan, on the Company granted Mr Grandich 200,000 stock options with an exercise price of $0.15, as per the Company’s stock option plan of which 50,000 stock options will be vested as of December 1, 2011 and 50,000 stock options will be vested in each subsequent quarter to be fully vested by September 1, 2012, the options expire on October 1, 2016.

Item 7.01.  Regulation FD Disclosure

On October 3, 2011, the Company announced the agreement with Peter Grandich.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description
10.1	Agreement between Peter Grandich the Company dated October 1, 2011
10.2	Form of Stock Option Agreement
99.1	News Release dated October 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2011

Enertopia Corp.

By: ”Robert McAllister”
Robert G. McAllister
President and Director